    As filed with the Securities and Exchange Commission on July 1, 1994
                                                       Registration No.33-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        ------------------------------

                                   FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        ------------------------------

                       SERVICE CORPORATION INTERNATIONAL
             (Exact name of registrant as specified in its charter)


              TEXAS                                    74-1488375
(State or other jurisdiction of            (I.R.S Employer Identification No.)
 incorporation or organization)

                               1929 ALLEN PARKWAY
                             HOUSTON, TEXAS  77019
                    (Address of Principal Executive Offices)


                       SERVICE CORPORATION INTERNATIONAL
                          EMPLOYEE STOCK PURCHASE PLAN


                                JAMES M. SHELGER
                             SENIOR VICE PRESIDENT
                       SERVICE CORPORATION INTERNATIONAL
                               1929 ALLEN PARKWAY
                             HOUSTON, TEXAS  77019
                    (Name and address of agent for service)

                                 (713) 522-5141
         (Telephone number, including area code, of agent for service)

                        ------------------------------

                       CALCULATION OF REGISTRATION FEE

============================================================================================================
                                                   Proposed          Proposed maximum
  Title of securities       Amount to          maximum offering     aggregate offering         Amount of
   to be registered        be registered        price per unit           price (2)          registration fee
- ------------------------------------------------------------------------------------------------------------
     Common Stock,
  $1.00 par value(1)            N/A                   N/A               $15,000,000              $5,173
============================================================================================================

(1) There are also registered hereunder the Series C Junior Participating Preferred Stock of the Registrant (the "Rights") associated with the shares of Common Stock being registered. Until the occurrence of certain prescribed events, the Rights are not exercisable, are evidenced by the certificates for the Common Stock and will be transferred along with and only with such securities. Thereafter, separate Rights certificates will be issued representing one Right for each share of Common Stock held, subject to adjustment pursuant to antidilution provisions.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) based on estimated aggregate contributions of employees.

================================================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.        INCORPORATION OF DOCUMENTS BY REFERENCE

               The following documents are hereby incorporated by reference in this Registration Statement:

               a. The Company's Annual Report on Form 10-K for the year ended December 31, 1993 and amendment thereto on Form 10-K/A dated April 5, 1994;

               b. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1994;

               c. The description of the Common Stock set forth under the caption "Description of Securities to be Registered--Capital Stock" in the Form 8 Amendment No. 3, dated September 15, 1982, to the Company's Registrant Statement on Form 8-A; and the articles of amendment to the Company's Restated Articles of Incorporation set forth as Exhibit 4.7 to the Company's Registration Statement on Form S-3 (No. 33-8727), as Exhibit 4.1 to the Company's Registration Statement on Form S-4 (No. 33-16678) and as Exhibit 3.8 to the Company's Registration Statement on Form S-4 (No. 33-47097); and

               d. The description of the Company's preferred share purchase rights contained in the Company's Registrant Statement on Form 8-A dated July 26, 1988, as amended by Amendment No. 1 thereto filed under cover of Form 8 and dated May 11, 1990.

               All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the filing hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

ITEM 4.        DESCRIPTION OF SECURITIES

               A description of the Common Stock is incorporated by reference pursuant to paragraphs d and e of Item 3 above. The Company's authorized capital consists of 200,000,000 shares of Common Stock and 1,000,000 shares of preferred stock, $1.00 par value. As of May 31, 1994, there were 85,912,230 shares of Common Stock outstanding and no shares of preferred stock outstanding. The transfer agent and registrar for the Common Stock is Society National Bank.

ITEM 5.        INTERESTS OF NAMED EXPERTS AND COUNSEL

               Not applicable.

ITEM 6.        INDEMNIFICATION OF DIRECTORS AND OFFICERS

               Article 2.02-1 of the Texas Business Corporation Act provides that any director or officer of a Texas corporation may be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred by him in connection with or in defending any action, suit or proceeding in which he is or is threatened to be made a named defendant by reason of his position as director or officer, provided that he conducted himself in good faith and reasonably believed that, in the case of conduct in his official capacity as director or officer, such conduct was in the corporation's best interests, or, in all other cases, that such conduct was not opposed to the corporation's best interests. In the case of any criminal proceeding, a director or officer may be indemnified only if he had no reasonable cause to believe his conduct was unlawful. If a director or officer is wholly successful, on the merits or otherwise, in connection with such a proceeding, such indemnification is mandatory.

               Under the registrant's Restated Articles of Incorporation, as amended (the "Articles of Incorporation"), no director of the registrant will be liable to the registrant or any of its shareholders for monetary damages for an act or omission in the director's capacity as a director, except for liability (i) for any breach of the director's duty of loyalty to the registrant or its shareholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for any transaction for which the director received an improper benefit, whether or not the benefit resulted from action taken within the scope of the director's office, (iv) for acts or omissions for which the liability of a director is expressly provided by statute, or (v) for acts related to an unlawful stock repurchase or dividend payment. The Articles of Incorporation further provide that, if the statutes of Texas are amended to further limit the liability of a director, then the liability of the registrant's directors will be limited to the fullest extent permitted by any such provision.

               The registrant's by-laws provide for indemnification of officers and directors of the registrant and persons serving at the request of the registrant in such capacities for other business organizations against certain losses, costs, liabilities and expenses incurred by reason of their positions with the registrant or such other business organizations. The registrant also has policies insuring its officers and directors against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act").

ITEM 7.        EXEMPTION FROM REGISTRATION CLAIMED

               Not applicable.

ITEM 8.        EXHIBITS

       4.1     --  Restated Articles of Incorporation (incorporated by
                   reference to Exhibit 3.1 to Registration Statement No. 2-50721 on Form S-1).

       4.2     --  Articles of Amendment to Restated Articles of Incorporation
                   (incorporated by reference to Exhibit 4(i)1 to Form 10-Q for the fiscal quarter ended July 31, 1982).

       4.3     --  Articles of Amendment to Restated Articles of Incorporation
                   (incorporated by reference to Exhibit 3.1 to Form 10- Q for the fiscal quarter ended July 31, 1983).

       4.4     --  Articles of Amendment to Restated Articles of Incorporation
                   (incorporated by reference to Exhibit 4.7 to Registration Statement No. 33-8727 on Form S-3).

       4.5     --  Articles of Amendment to Restated Articles of Incorporation
                   (incorporated by reference to Exhibit 4.1 to Registration Statement No. 33-16678 on Form S-4).

       4.6     --  Statement of Resolution Establishing Series of Shares of
                   Series C Junior Participating Preferred Stock, dated August 5, 1988 (incorporated by reference to Exhibit 3.1 to Form 10-Q for the fiscal quarter ended July 31, 1988).

       4.7     --  Articles of Amendment to Restated Articles of Incorporation
                   (incorporated by reference to Exhibit 3.8 to Registration Statement No. 33-47097 on Form S-4).

       4.8     --  Bylaws, as amended (incorporated by reference to Exhibit 3.7 to Form 10-K for the fiscal year ended December 31, 1991).

       4.9     --  Rights Agreement, dated as of July 18, 1988, between the registrant and Texas Commerce Bank National Association ("TCBNA") (incorporated by reference to Exhibit 1 to Form 8-K dated July 18, 1988).

       4.10    --  Amendment, dated as of May 10, 1990, to the Rights
                   Agreement, dated as of July 18, 1988, between the registrant and TCBNA (incorporated by reference to Exhibit 1 to Form 8-K dated May 10, 1990).

       4.11    --  Agreement appointing a Successor Rights Agent under Rights
                   Agreement dated June 1, 1990, among the registrant, TCBNA and Ameritrust Company National Association (incorporated by reference to Exhibit 4.1 to Form 10-Q for the quarter ended June 30, 1990).

       4.12    --  Employee Stock Purchase Plan (incorporated by reference to
                   Exhibit 1.1 to Registration Statement No. 2-62484 on Form
                   S-8).

       4.13    --  Amendment No. 1 to the Employee Stock Purchase Plan
                   (incorporated by reference to Exhibit 15.1 to Registration Statement No. 2-62484 on Form S-8).

       4.14    --  Amendment No. 2 to the Employee Stock Purchase Plan
                   (incorporated by reference to Exhibit 28.3 to Registration Statement No. 33-25061 on Form S-8).

       4.15    --  Amendment No. 3 to the Employee Stock Purchase Plan
                   (incorporated by
                   reference to Exhibit 28.4 to Registration Statement No. 33-35708 on Form S-8).

       4.16    --  Amendment No. 4 to the Employee Stock Purchase Plan
                   (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K dated December 21, 1993).

       4.17    --  Agreement Between Merrill Lynch Canada Inc. and Service
                   Corporation International (incorporated by reference to Exhibit 28.5 to Post-Effective Amendment No. 1 to Registration Statement No. 33-8907 on Form S-8).

       4.18    --  First Amendment to Agreement between Merrill Lynch Canada
                   Inc. and Service Corporation International (incorporated by reference to Exhibit 4.2 to Current Report on Form 8-K dated December 21, 1993).

       23.1    --  Consent of Coopers & Lybrand.

       23.2    --  Consent of Ernst & Young.

       24.1    --  Powers of Attorney.


ITEM 9.        UNDERTAKINGS

               The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of l934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on the 30th day of June, 1994.


                       SERVICE CORPORATION INTERNATIONAL


                                        By:   /s/ James M. Shelger
                                            ----------------------------------
                                              James M. Shelger
                                              Senior Vice President and
                                                General Counsel


               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                        Title                       Date
       ---------                        -----                       ----


     R.L. WALTRIP*          Chairman of the Board and Chief      June 30, 1994
- -------------------------   Executive Officer (Principal
    (R.L. Waltrip)          Executive Officer)



   SAMUEL W. RIZZO*         Executive Vice President, Chief      June 30, 1994
- -------------------------   Financial Officer and Director
  (Samuel W. Rizzo)         (Principal Financial Officer)


  VINCENT L. VISOSKY*       Vice President Finance               June 30, 1994
- -------------------------   (Principal Accounting Officer)
 (Vincent L. Visosky)


  ANTHONY L. COELHO*        Director                             June 30, 1994
- -------------------------
 (Anthony L. Coelho)


  DOUGLAS M. CONWAY*        Director                             June 30, 1994
- -------------------------
 (Douglas M. Conway)


  JACK FINKELSTEIN*         Director                             June 30, 1994
- -------------------------
 (Jack Finkelstein)


    A.J. FOYT, JR*          Director                             June 30, 1994
- -------------------------
  (A.J. Foyt, Jr.)

  JAMES J. GAVIN, JR.*      Director                             June 30, 1994
- -------------------------
  (James J. Gavin Jr.)


    JAMES H. GREER*         Director                             June 30, 1994
- -------------------------
   (James H. Greer)


 L. WILLIAM HEILIGBRODT*    Director                             June 30, 1994
- -------------------------
(L. William Heiligbrodt)


       B.D. HUNTER*         Director                             June 30, 1994
- -------------------------
      (B.D. Hunter)


   JOHN W. MECOM, JR.*      Director                             June 30, 1994
- -------------------------
  (John W. Mecom, Jr.)


 CLIFTON H. MORRIS, JR.*    Director                             June 30, 1994
- -------------------------
(Clifton H. Morris, Jr.)


   E.H. THORNTON, JR.*      Director                             June 30, 1994
- -------------------------
  (E.H. Thornton, Jr.)


    W. BLAIR WALTRIP*       Director                             June 30, 1994
- -------------------------
   (W. Blair Waltrip)


   EDWARD E. WILLIAMS*      Director                             June 30, 1994
- -------------------------
  (Edward E. Williams)


_________________

* By his signature below, James M. Shelger, pursuant to duly executed powers of attorney filed with the Securities and Exchange Commission, has signed this registration statement on the date indicated on behalf of the persons listed above, designated by asterisks, in the capacities set forth opposite their respective names.



                                        *By  /s/ James M. Shelger
                                            ----------------------
                                             James M. Shelger
                                             Attorney-in-fact

                               INDEX TO EXHIBITS

       4.1     --  Restated Articles of Incorporation (incorporated by
                   reference to Exhibit 3.1 to Registration Statement No. 2-50721 on Form S-1).

       4.2     --  Articles of Amendment to Restated Articles of Incorporation
                   (incorporated by reference to Exhibit 4(i)1 to Form 10-Q for the fiscal quarter ended July 31, 1982).

       4.3     --  Articles of Amendment to Restated Articles of Incorporation
                   (incorporated by reference to Exhibit 3.1 to Form 10- Q for the fiscal quarter ended July 31, 1983).

       4.4     --  Articles of Amendment to Restated Articles of Incorporation
                   (incorporated by reference to Exhibit 4.7 to Registration Statement No. 33-8727 on Form S-3).

       4.5     --  Articles of Amendment to Restated Articles of Incorporation
                   (incorporated by reference to Exhibit 4.1 to Registration Statement No. 33-16678 on Form S-4).

       4.6     --  Statement of Resolution Establishing Series of Shares of
                   Series C Junior Participating Preferred Stock, dated August 5, 1988 (incorporated by reference to Exhibit 3.1 to Form 10-Q for the fiscal quarter ended July 31, 1988).

       4.7     --  Articles of Amendment to Restated Articles of Incorporation
                   (incorporated by reference to Exhibit 3.8 to Registration Statement No. 33-47097 on Form S-4).

       4.8     --  Bylaws, as amended (incorporated by reference to Exhibit 3.7 to Form 10-K for the fiscal year ended December 31, 1991).

       4.9     --  Rights Agreement, dated as of July 18, 1988, between the registrant and Texas Commerce Bank National Association ("TCBNA") (incorporated by reference to Exhibit 1 to Form 8-K dated July 18, 1988).

       4.10    --  Amendment, dated as of May 10, 1990, to the Rights
                   Agreement, dated as of July 18, 1988, between the registrant and TCBNA (incorporated by reference to Exhibit 1 to Form 8-K dated May 10, 1990).

       4.11    --  Agreement appointing a Successor Rights Agent under Rights
                   Agreement dated June 1, 1990, among the registrant, TCBNA and Ameritrust Company National Association (incorporated by reference to Exhibit 4.1 to Form 10-Q for the quarter ended June 30, 1990).

       4.12    --  Employee Stock Purchase Plan (incorporated by reference to
                   Exhibit 1.1 to Registration Statement No. 2-62484 on Form
                   S-8).

       4.13    -   Amendment No. 1 to the Employee Stock Purchase Plan
                   (incorporated by reference to Exhibit 15.1 to Registration
                   Statement No. 2-62484 on Form S-8).

       4.14    -   Amendment No. 2 to the Employee Stock Purchase Plan
                   (incorporated by reference to Exhibit 28.3 to Registration
                   Statement No. 33-25061 on Form S-8).

       4.15    -   Amendment No. 3 to the Employee Stock Purchase Plan
                   (incorporated by reference to Exhibit 28.4 to Registration
                   Statement No. 33-35708 on Form S-8).

       4.16    -   Amendment No. 4 to the Employee Stock Purchase Plan
                   (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K dated December 21, 1993).

       4.17    -   Agreement Between Merrill Lynch Canada Inc. and Service
                   Corporation International (incorporated by reference to Exhibit 28.5 to Post-Effective Amendment No. 1 to
                   Registration Statement No. 33-8907 on Form S-8).

       4.18    -   First Amendment to Agreement between Merrill Lynch Canada
                   Inc. and Service Corporation International (incorporated by reference to Exhibit 4.2 to Current Report on Form 8-K dated
                   December 21, 1993).

       23.1    --  Consent of Coopers & Lybrand.

       23.2    -   Consent of Ernst & Young.

       24.1    --  Powers of Attorney.